                               POWER OF ATTORNEY

        Siguler Guff Advisers, LLC ("SG Advisers") constitutes and appoints each of Ryan Martin, Mark Frost, Steven J. Gavin, James R. Brown and Luisa F. Patoni,
or any of them signing singly, and with full power of substitution, SG
Advisers's true and lawful attorney-in-fact to:

    1.  Prepare, execute in SG Advisers's name and on SG Advisers's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form
        ID and the Form ID Confirming Statement, including amendments thereto, and any other document necessary or appropriate to obtain codes and passwords enabling SG Advisers to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of
        1934 or any rule or regulation of the SEC;

    2.  Execute for and on behalf of SG Advisers, in SG Advisers's capacity as a
        10% owner of Fathom Digital Manufacturing Corporation (the "Company"),
        Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
        Exchange Act of 1934 and the rules and regulations promulgated thereunder and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, the Company and any stock exchange on which any of the Company's securities are listed, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 16(a), as fully and to all intents and purposes as SG Advisers might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

    3.  Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, SG
        Advisers, it being understood that the documents executed by such attorney-in-fact on behalf of SG Advisers pursuant to this Power of
        Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
        fact's discretion.

        SG Advisers hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as SG Advisers might or could do if personally present, with full power of substitution or evocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. SG Advisers acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of SG Advisers, are not assuming, nor is the Company assuming, any of SG Advisers's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until SG
Advisers is no longer required to file a Form ID, Forms 3, 4 and 5 with respect to SG Advisers's holdings of and transactions in securities issued by the
Company, unless earlier revoked by SG Advisers in a signed writing delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, SG Advisers has caused this Power of Attorney to be executed as of this 3rd day of January, 2022.

                                        SIGULER GUFF ADVISERS, LLC

                                        By: SIGULER GUFF & COMPANY, LP

                                        By: SIGULER GUFF HOLDINGS GP, LLC

                                        By: /s/ Joshua Posner
                                            -------------------------
                                        Name:  Joshua Posner
                                        Title:  Authorized Person